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                                                                      EXHIBIT 25

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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

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                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           ------------------------

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

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                                CHEMICAL BANK
             (Exact name of trustee as specified in its charter)

NEW YORK                                                             13-4994650
(State of incorporation                                        (I.R.S. employer
if not a national bank)                                     identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                        10017
(Address of principal executive offices)                             (Zip Code)

                              William H. McDavid
                               General Counsel
                               270 Park Avenue
                           New York, New York 10017
                             Tel: (212) 270-2611
          (Name, address and telephone number of agent for service)
                           ------------------------
                          FORD MOTOR CREDIT COMPANY
             (Exact name of obligor as specified in its charter)

DELAWARE                                                             38-1612444
(State or other jurisdiction of                                (I.R.S. employer
incorporation or organization)                              identification No.)

THE AMERICAN ROAD
DEARBORN, MI                                                              48121
(Address of principal executive offices)                             (Zip Code)

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                               DEBT SECURITIES
                     (Title of the indenture securities)

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                                   GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

        Board of Governors of the Federal Reserve System, Washington,
        D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

        (b) Whether it is authorized to exercise corporate trust powers.
                Yes.


Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.


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Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

          5. Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8. Not applicable.

          9. Not applicable.

                                  SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 14TH day of NOVEMBER, 1995.

                                        CHEMICAL BANK

                                        By /s/ Michael A. Smith
                                           ------------------------------------
                                               Michael A. Smith
                                               Vice President


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                            Exhibit 7 to Form T-1

                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                     CONSOLIDATED REPORT OF CONDITION OF

                                Chemical Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System,

                  at the close of business June 30, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                              Dollar Amounts
                ASSETS                                          in Millions

Cash and balances due from depository institutions:
        Noninterest-bearing balances and currency
          and coin ........................................     $  5,573
        Interest-bearing balances..........................        2,681
Securities: ...............................................
Held to maturity securities................................        6,027
Available for sale securities..............................       18,304
Federal funds sold and securities purchased under
        agreements to resell in domestic offices of the
        bank and of its Edge and Agreement subsidiaries,
        and in IBF's:
        Federal funds sold.................................        1,516
        Securities purchased under agreements to
          resell...........................................          287
Loans and lease financing receivables:
        Loans and leases, net of unearned income... $73,829
        Less: Allowance for loan and lease losses..   1,885
        Less: Allocated transfer risk reserve......     104
                                                    -------
        Loans and leases, net of unearned income,
          allowance, and reserve...........................       71,840
Trading Assets.............................................       25,315
Premises and fixed assets (including capitalized
        leases).............................................       1,395
Other real estate owned....................................           69
Investments in unconsolidated subsidiaries and
        associated companies...............................          158
Customer's liability to this bank on acceptances
        outstanding........................................        1,120
Intangible assets..........................................          484
Other assets...............................................        7,254
                                                                --------
TOTAL ASSETS...............................................     $142,023
                                                                ========


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
                                 LIABILITIES

Deposits
        In domestic offices.................................    $46,128
        Noninterest-bearing..........................$16,282
        Interest-bearing............................. 29,846
                                                     -------
        In foreign offices, Edge and Agreement subsidiaries,
        and IBF's...........................................     30,833
        Noninterest-bearing..........................$   199
        Interest-bearing............................. 30,634
                                                     -------

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
        its Edge and Agreement subsidiaries, and in IBF's
        Federal funds purchased..............................    16,779
        Securities sold under agreements to repurchase.......       810
Demand notes issued to the U.S. Treasury.....................     1,001
Trading liabilities..........................................    20,888
Other Borrowed money:
        With original maturity of one year or less...........     6,505
        With original maturity of more than one year.........       602
Mortgage indebtedness and obligations under capitalized
        leases...............................................        18
Bank's liability on acceptances executed and outstanding.....     1,126
Subordinated notes and debentures............................     3,411
Other liabilities............................................     6,287

TOTAL LIABILITIES............................................   134,388
                                                               --------

                                EQUITY CAPITAL
Common stock.................................................        620
Surplus......................................................      4,524
Undivided profits and capital reserves.......................      2,724
Net unrealized holding gains (losses) on available-for-sale
        securities...........................................       (241)
Cumulative foreign currency translation adjustments..........          8

TOTAL EQUITY CAPITAL.........................................      7,635
                                                                --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND EQUITY
        CAPITAL..............................................   $142,023
                                                                ========

I, Joseph L. ScLafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                        JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                        WALTER V. SHIPLEY       )
                                        EDWARD D. MILLER        )DIRECTORS
                                        WILLIAM B. HARRISON     )


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